Exhibit 10.1

Amendment to
Calix, Inc. Amended and Restated 2017 Nonqualified Employee Stock Purchase Plan
(June 24, 2018)

Effective June 24, 2018, the Compensation Committee of the Board of Directors of Calix, Inc. (the “Company”) in its capacity as Plan Administrator of the Calix, Inc. Amended and Restated 2017 Nonqualified Employee Stock Purchase Plan (the “Plan”) and pursuant to Section 2.16 of the Plan, adopted a resolution amending the Plan as set forth below. Capitalized terms not defined herein shall have the meaning ascribed in the Plan.

Offering Period

The Offering Period shall be revised to commence on December 21 and June 21 of each calendar year, starting with the Offering Period commencing December 21, 2018. The Offering Period commencing on July 1, 2018 shall end on December 20, 2018.

No other change is made to the Plan, which shall remain in full force and effect.

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To record the adoption of this Amendment, the Company has caused its authorized officer to execute the same this 24th day of June 2018.

Calix, Inc

By:    /s/ Cory Sindelar
Name:     Cory Sindelar
Title:     Chief Financial Officer